Exhibit 99.2

INmune Bio Inc. Presents Preclinical Data at SITC 2023 Showing INB03 is an Innate Immune Check Point Inhibitor that Downregulates SIRPα

SIRP-CD47 is an innate immune checkpoint known as the “don’t eat me” signal. INB03 downregulates expression of SIRPα on macrophages promote increased cancer cell death by antibody dependent cellular phagocytosis (ADCP).

Boca Raton, Florida, Oct. 30, 2023 (GLOBE NEWSWIRE) --   INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, is presenting data on the use of INB03, a dominant-negative inhibitor of soluble TNF in the treatment of high-risk MUC4 expressing HER2+ breast cancer. Roxana Schillaci Ph.D. of Instituto de Biología y Medicina Experimental in Buenos Aries, Argentina, will present her work at the 38th annual Society of Immunotherapy in San Diego, California which runs from November 1-4.

The poster entitled “INB03: a new immune checkpoint inhibitor that reprograms polarization and promotes ADCP in human macrophages,” shows that INB03 is an innate immune checkpoint inhibitor working through the SIRPα-CD47 pathway to promote ADCP. SIRPα is a surface protein expressed by macrophages that binds to CD47 expressed by tumor cells. SIRPα-CD47 is known as the “don’t eat me” signal that prevents phagocytosis of tumor cells and promotes resistance to immunotherapy. INB03 downregulates SIRPα expression to eliminate the “don’t eat me signal” and promote ADCP. Inhibition of the SIRPα-CD47 pathway has focused predominately on targeting CD47 with anti-CD47 therapeutics. Targeting SIRPα may provide differentiated pharmacokinetic, safety, and efficacy profiles.

“Macrophages play an important role in the control of tumors, but cancer cells have developed very efficient ways to evade attack by the patient’s immune system,” said Roxana Schillaci, Ph.D. of CONECIT and senior author of this work. “TNF promotes expression of SIRPα on macrophages that bind to CD47 on tumor cells to prevent ADCP.  Neutralization of sTNF with INB03 downregulates the expression of SIRPα to promote ADCP that should help control tumor growth and prevent resistance to immunotherapy.”

The research presented in the poster examines animal models and human macrophages. INB03 neutralizes sTNF, repolarizing tumor protecting M2 macrophages to M1 anti-tumor macrophages, enhances ADCP with trastuzumab, and reduces SIRPα expression. In mice with trastuzumab resistant breast cancer, INB03 treatment polarizes splenic and tumor-infiltrating macrophages to M1 type macrophages that phagocytize tumor cells and decreased immune checkpoint expression (PD-L1, TIM3, LAG3) in tumor-infiltrating CD8+ T cells.

RJ Tesi MD, CEO of INmune Bio, stated that, “a new therapeutic strategy for treating cancer is to improve the function of tumor-infiltrating macrophages. DN-TNF has been shown to improve macrophage phagocytosis in models of AD, MS, DMD, and cancer.” Microglia are tissue-based macrophages of the brain, while tumor macrophages are the phagocytic cells of the tumor microenvironment (TME). In disease, soluble TNF depresses macrophage phagocytic function, resulting in neurodegeneration, synaptic dysfunction, and demyelination in the brain or tumor growth and resistance to cancer immunotherapy. DN-TNF neutralizes sTNF and returns phagocytic function to normal. In neurodegenerative diseases, DN-TNF promotes microglial phagocytic function to promote remodeling and repair by decreasing neurodegeneration, improving synaptic plasticity, and promoting remyelination. In cancer, DN-TNF repolarizes immunosuppressive macrophages into tumor-killing macrophages and promotes ADCP. In both cases, normalizing phagocytic function should allow for therapeutic benefits.

Acronyms:

DN-TNF: Dominant-Negative Tumor Necrosis Factor
sTNF: Soluble Tumor Necrosis Factor
ADCP: Antibody Dependent Cellular Phagocytosis
SIRPα: Signal-Regulatory Protein Alpha
TME: Tumor Microenviornment
AD: Alzheimer’s Disease
MS: Multiple Scleroisis
DMD: Duchenne Muscular Dystrophy
CNS: Central Nervous System

About INB03

INB03 is a DN-TNF inhibitor that neutralizes soluble TNF (sTNF) without affecting transmembrane TNF (tmTNF) or TNF receptors. Compared to currently available non-selective TNF inhibitors, INB03 preserves the immune response to cancer by decreasing immunosuppressive cells in the TME including TAM and MDSC while promoting recruitment of anti-tumor immune cells including cytolytic CD8+ lymphocytes, NK cells and anti-tumor macrophages. INB03 has completed an open label dose-escalation Phase I trial in patients with advanced cancer. In that trial, INB03 was found to be safe and well tolerated - no dose limiting toxicity was found. INB03 decreased blood biomarkers of inflammation in patients with advanced cancer. INMB is planning a Phase II trial that uses IN03 as part of combination therapy.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Early Alzheimer’s disease, and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in the early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595 (XPro™), and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO
(858) 964-3720
info@inmunenbio.com

Investor Contact:
Jason Nelson, Core IR
(516) 842-9614 x-823